SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2018
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Insurance Corporation, an Arizona corporation (“GFNI”); GFN North America Leasing Corporation, a Delaware corporation (“GFNNA Leasing”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”); GFN Manufacturing Corporation, a Delaware corporation (“GFNMC”), and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation (collectively “Pac-Van”); and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”); GFN Asia Pacific Holdings Pty Ltd, an Australian corporation (“GFNAPH”), and its subsidiary, Royal Wolf Holdings Pty Limited, an Australian corporation (“RWH”), and its Australian and New Zealand subsidiaries (collectively, “Royal Wolf”).

TABLE OF CONTENTS
		Page

Item 1.01	Entry Into a Material Definitive Agreement	1

Item 1.02	Termination of a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 10.1
Amendment No. 8 to Amended and Restated Credit Agreement dated as of December 24, 2018 among Wells Fargo Bank, National Association ("Wells Fargo"), East West Bank ("East West"), CIT Bank, N.A. (“CIT”), CIBC Bank USA (“CIBC”), Key Bank, National Association (“Key Bank”), Bank Hapoalim, B.M. (“BHI”), Associated Bank (“Associated” and collectively with Wells Fargo, East West, CIT, CIBC, Key Bank and BHI, the "Lenders"), Pac-Van, Inc., Lone Star Tank Rental Inc., GFN Realty Company, LLC and Southern Frac, LLC and the Guarantor Acknowledgement dated December 24, 2018 by PV Acquisition Corp. and GFN Manufacturing Corporation

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Item 1.01   Entry Into A Material Definitive Agreement

On December 24, 2018, Wells Fargo Bank, National Association ("Wells Fargo"), East West Bank ("East West"), CIT Bank, N.A. (“CIT”), CIBC Bank USA (“CIBC”), Key Bank, National Association (“Key Bank”), Bank Hapoalim, B.M. (“BHI”), Associated Bank (“Associated” and collectively with Wells Fargo, East West, CIT, CIBC, Key Bank and BHI, the "Lenders"), Pac-Van, Inc. (“Pac-Van”), Lone Star Tank Rental Inc. (“Lone Star”), GFN Realty Company, LLC (“GFNRC”) and Southern Frac, LLC (“Southern Frac” and collectively with Pac-Van, Lone Star and GFNRC, the “Borrowers”) entered into that certain Amendment No. 8 (the “Amendment”) to the Amended and Restated Credit Agreement dated April 7, 2014 (as amended to date, the “Credit Agreement”).

The Amendment amended the terms and conditions of the Credit Agreement relating to the senior credit facility (the “Credit Facility”) of the Borrowers. The Amendment amended certain terms of the Credit Agreement, including, without limitation, adjusting the maximum commitments of the Lenders under the Credit Agreement, increasing the maximum amount that may be borrowed by the Borrowers under the Credit Agreement from $237,000,000 to $260,000,000, adding an accordion feature that may be exercised by Borrowers, subject to the terms in the Credit Agreement, to increase the maximum amount that may be borrowed under the Credit Agreement by an additional $25,000,000 and deleting certain terms of the Credit Agreement that related to the $19.5 million “First-In, Last-Out” Loan which bore interest at LIBOR plus a margin of 11% per annum (the “FILO Loan”) following the prepayment in full of the FILO Loan in connection with the execution and delivery of the Amendment.

The foregoing description of the Amendment is qualified in its entirety by the Amendment, which is attached hereto as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02   Termination of a Material Definitive Agreement

In connection with the execution and delivery of the Amendment and the prepayment in full of the FILO Loan, the Lenders, GACP I, L.P. (“GACP”) and the Borrowers terminated all intercreditor provisions of the Credit Agreement entered into on March 24, 2017 which related to the FILO Loan, including, without limitation, the remedies of GACP upon a default of the FILO Loan, purchase options relating to the FILO Loan and other terms.

Item 9.01   Financial Statements and Exhibits

Exhibit	Exhibit Description

10.1
Amendment No. 8 to Amended and Restated Credit Agreement dated as of December 24, 2018 among Wells Fargo Bank, National Association ("Wells Fargo"), East West Bank ("East West"), CIT Bank, N.A. (“CIT”), CIBC Bank USA (“CIBC”), Key Bank, National Association (“Key Bank”), Bank Hapoalim, B.M. (“BHI”), Associated Bank (“Associated” and collectively with Wells Fargo, East West, CIT, CIBC, Key Bank and BHI, the "Lenders"), Pac-Van, Inc., Lone Star Tank Rental Inc., GFN Realty Company, LLC and Southern Frac, LLC and the Guarantor Acknowledgement dated December 24, 2018 by PV Acquisition Corp. and GFN Manufacturing Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: December 26, 2018	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1
Amendment No. 8 to Amended and Restated Credit Agreement dated as of December 24, 2018 among Wells Fargo Bank, National Association ("Wells Fargo"), East West Bank ("East West"), CIT Bank, N.A. (“CIT”), CIBC Bank USA (“CIBC”), Key Bank, National Association (“Key Bank”), Bank Hapoalim, B.M. (“BHI”), Associated Bank (“Associated” and collectively with Wells Fargo, East West, CIT, CIBC, Key Bank and BHI, the "Lenders"), Pac-Van, Inc., Lone Star Tank Rental Inc., GFN Realty Company, LLC and Southern Frac, LLC and the Guarantor Acknowledgement dated December 24, 2018 by PV Acquisition Corp. and GFN Manufacturing Corporation

  3